Exhibit B

                         Money Pool Rule 24
                         Transaction Report
                              Bank Loans

Company  Trans. Date   Transaction       Balance       Lending Bank
  ELI      6/3/02      $15,000,000     $15,000,000  Hibernia
  EMI      6/3/02      $25,000,000     $25,000,000  Trustmark